P R E S S R E L E A S E

Synthesis Energy Systems Announces Upgrade of Listing to NASDAQ Global Market

Trading to commence on Global Market on Monday, August 18, 2008

HOUSTON, Texas, August 13, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX), a global industrial gasification company, announced today that the NASDAQ Stock Market has approved its application for upgrading its exchange listing to the NASDAQ Global Market from the NASDAQ Capital Market.  SES expects to commence trading on the NASDAQ Global Market on Monday, August 18, 2008 and will continue to trade under its current symbol, “SYMX”.

“Our ability to meet the more stringent listing qualifications for the NASDAQ Global Market reflects the progress SES has made since listing on the NASDAQ Capital Market in November 2007,” stated Tim Vail, President and CEO of SES.  “We believe the move to the NASDAQ Global Market will bring increased market exposure and liquidity to our shares,” Vail added.

SES has a gasification plant in operation in Zaozhuang City, China and ongoing development work with Consol Energy and North American Coal Corporation in the U.S. and Golden Concord and YIMA in China.

About Synthesis Energy Systems, Inc.:
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China.  For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that SES expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansions and growth of the Company’s business and operations, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by SES in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  These include, but are not limited to, risks and uncertainties associated with our early stage of development, the success of our development projects with industry partners, the limited history and viability of our technology, our results of operation in foreign countries, our ability to maintain production from our first plant in its Hai Hua project and the sufficiency of our internal controls.  Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct. SES has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe

Vice President of Investor Relations

(713) 579-0600

Ann.tanabe@synthesisenergy.com

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610